Exhibit 5.1
Stradling Yocca Carlson & Rauth

A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	ORANGE COUNTY (949) 725-4000 SAN DIEGO (858) 720-2150 SAN FRANCISCO (415) 283-2240 SANTA BARBARA (805) 730-6800 SACRAMENTO (916) 449-2350
September 22, 2009
Spectrum Pharmaceuticals, Inc.
157 Technology Drive
Irvine, California 92618
     Re: Registration Statement on Form S-3 – Registration No. 333-150260
Ladies and Gentlemen:
     You have requested our opinion with respect to certain matters in connection with the sale by Spectrum Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of 6,622,517 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), warrants to purchase up to an aggregate of 2,649,007 shares of Common Stock (the “Warrants”) and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Warrants and the Shares, the “Securities”) pursuant to the Registration Statement on Form S-3, Registration No. 333-150260, filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 15, 2008 and amended on May 2, 2008 (the “Registration Statement”). The prospectus dated May 5, 2008 filed with the Registration Statement is hereinafter referred to as the “Base Prospectus.” The prospectus supplement dated September 18, 2009, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act of 1933, as amended, is hereinafter referred to as the “Prospectus Supplement.” The Shares and the Warrants are to be sold to three institutional investors pursuant to a securities purchase agreement dated September 18, 2009 (the “Purchase Agreement”).
     In connection with the preparation of this opinion, we have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
     We are opining herein as to the effect of the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or to any matters of municipal law or the laws of any local agencies within any state.

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     Based on the foregoing, we are of the opinion that:
     1. The Shares, when issued and sold in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid and nonassessable.
     2. The Warrants, when issued and sold in accordance with the terms and conditions of the Purchase Agreement and duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws related to or affecting creditors’ rights and to general equity principles.
     3. The Warrant Shares, when issued and paid for upon the exercise of the Warrants, and in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable.
     It is understood that this opinion is to be used only in connection with the offer, sale and issuance of the Securities while the Registration Statement is in effect.
     We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated September 18, 2009, which is incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.
Very truly yours,
STRADLING YOCCA CARLSON & RAUTH
/s/ Stradling Yocca Carlson & Rauth